Exhibit 99(b)(8)(y)(ii)

                     PARTICIPATION AGREEMENT AMENDMENT NO. 1

                                      AMONG

                       T. ROWE PRICE EQUITY SERIES, INC.,
                    T. ROWE PRICE INVESTMENT SERVICES, INC.,
                                       AND
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2006 Participation Agreement, among T. Rowe Price Investment Services, Inc. (the "Underwriter"),
T. Rowe Price Equity Services, Inc. (the "Fund"), and Jefferson National Life Insurance Company (the "Company") as follows:

        1. Schedule A thereto is hereby deleted in its entirety and replaced with Schedule A attached hereto.

        2. All other terms of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of May 1, 2007.

COMPANY:                          JEFFERSON NATIONAL LIFE INSURANCE COMPANY
                                  By its authorized officer

                                  By:      _____________________________________

                                  Title:   General Counsel & Secretary
                                           _____________________________________

                                  Date:    _____________________________________


FUND:                             T. ROWE PRICE EQUITY SERIES, INC.
                                  By its authorized officer

                                  By:      _____________________________________

                                  Title:   _____________________________________

                                  Date:    _____________________________________


UNDERWRITER:                      T. ROWE PRICE INVESTMENT SERVICES, INC.
                                  By its authorized officer

                                  By:      _____________________________________

                                  Title:   _____________________________________

                                  Date:    _____________________________________

                                                       SCHEDULE A

--------------------------------------------------------------------------------------------------------------------------
Name of Separate Account and Date              Contracts Funded by
Established by Board of Directors              Separate Account            Designated Portfolios
---------------------------------              ----------------            ---------------------
--------------------------------------------------------------------------------------------------------------------------
Jefferson National Life Annuity Account G      JNL-2300 series             T. Rowe Price Equity Series, Inc.
January 18, 1996                               JNL-2300-1 series           T. Rowe Price Blue Chip Growth Portfolio-II
                                               JNL-2300-2 series           T. Rowe Price Equity Income Portfolio - II
                                                                           T. Rowe Price Health Sciences Portfolio - II
                                                                           T. Rowe Price Limited Term Bond Fund - II
--------------------------------------------------------------------------------------------------------------------------